Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 8, 2021 relating to the financial statements of National CineMedia, Inc. and subsidiary (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 31, 2020.
/s/ Deloitte & Touche LLP
Denver, Colorado
May 11, 2021